EX 99.1

YOGA INTERNATIONAL, LLC AND SUBSIDIARY

Consolidated Financial Statements

December 31, 2020

With Independent Auditor’s Report

Yoga International, LLC and Subsidiary

Table of Contents

December 31, 2020

Independent Auditor’s Report1

Consolidated Financial Statements

Consolidated Balance Sheet2

Consolidated Statements of Operations and Comprehensive Income (Loss)3

Consolidated Statement of Changes in Members’ Equity (Deficit)4

Consolidated Statement of Cash Flows5

Notes to Consolidated Financial Statements6-15

INDEPENDENT AUDITOR’S REPORT

To the Members,

Yoga International, LLC and Subsidiary:

We have audited the accompanying consolidated financial statements of Yoga International, LLC and Subsidiary (the “Company”), which comprise the consolidated balance sheet as of December 31, 2020, and the related consolidated statements of operations and comprehensive income (loss), changes in members’ equity (deficit) and cash flows for the year then ended, and the related notes to consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

March 30, 2021

Whippany, New Jersey

Yoga International, LLC and Subsidiary

Consolidated Balance Sheet

December 31, 2020

Assets

Current assets
Cash and cash equivalents	$1,740,368
Accounts receivable	10,866
Prepaid expenses and other current assets	171,630
Total current assets	1,922,864

Non-current assets
Digital content, net	2,091,105
Property and equipment, net	50,362
Intangible assets, net	57,081
Total non-current assets	2,198,548

$4,121,412

Liabilities and Members' Equity (Deficit)

Current liabilities
Accounts payable	$496,365
Accrued expenses and other current liabilities	344,005
Promissory notes - related parties, current portion	500,121
PPP loan liability	445,000
Deferred revenue	1,717,149
Total current liabilities	3,502,640

Non-current liabilities
Promissory notes - related parties, net of current portion	269,338
Promissory note	250,000
Total non-current liabilities	519,338

Members' deficit	(314,778)
Accumulated other comprehensive income	40,751
(274,027)

Non-controlling interest	373,461
Total members' equity (deficit)	99,434

$4,121,412

The Notes to Consolidated Financial Statements are an integral part of these statements.

Yoga International, LLC and Subsidiary

Consolidated Statements of Operations and Comprehensive Income

Year Ended December 31, 2020

Net revenues	$14,780,349

Cost of revenue	3,139,519

Gross profit	11,640,830

Expenses
General and administrative	3,964,118
Sales and marketing	6,635,810
Research and development	744,222
11,344,150

Income from operations	296,680

Other income (expense)
Interest income	4,682
Interest expense	(112,083)
(107,401)

Net income	189,279

Other comprehensive income
Foreign currency translation adjustment	23,438

Comprehensive income	212,717
Comprehensive loss attributable to non-controlling interest	61,818
Comprehensive income attributable to controlling interest	$274,535

The Notes to Consolidated Financial Statements are an integral part of these statements.

Yoga International, LLC and Subsidiary

Consolidated Statement of Changes in Members’ Equity (Deficit)

Year Ended December 31, 2020

		Accumulated
		Other
	Members'	Comprehensive	Noncontrolling
	Equity (Deficit)	Income	Interest	Total

Balance, December 31, 2019	$(565,875)	$17,313	$435,279	$(113,283)

Net income	251,097	-	(61,818)	189,279

Foreign currency translation adjustment	-	23,438	-	23,438

Balance, December 31, 2020	$(314,778)	$40,751	$373,461	$99,434

The Notes to Consolidated Financial Statements are an integral part of these statements.

Yoga International, LLC and Subsidiary

Consolidated Statement of Cash Flows

Year Ended December 31, 2020

Operating activities
Net income	$189,279
Adjustments to reconcile net income to
net cash provided by operating activities
Depreciation and amortization	144,069
Amortization of digital content	1,287,642
Changes in
Accounts receivable	(2,247)
Prepaid expenses and other current assets	(85,188)
Accounts payable	173,159
Accrued expenses and other current liabilities	(20,527)
Deferred revenue	1,352,334
Net cash provided by operating activities	3,038,521

Investing activities
Purchases of fixed assets	(13,391)
Additions to digital content	(1,744,005)
Net cash used in investing activities	(1,757,396)

Financing activities
Proceeds from promissory note	125,000
Proceeds from promissory notes - related parties	400,000
Repayment of promissory notes - related parties	(1,304,740)
Proceeds from PPP loan liability	445,000
Net cash used in by financing activities	(334,740)

Effect of foreign exchange rate changes	23,438

Net change in cash and cash equivalents	969,823

Cash and cash equivalents
Beginning of year	770,545

End of year	$1,740,368

Supplemental disclosure of cash flow information
Cash paid during the year for interest	$123,772

The Notes to Consolidated Financial Statements are an integral part of these statements.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Nature of Business

Yoga International, LLC (the “Company”) was incorporated on January 22, 2015 and is a web-based business that sells access to online educational material and products related to yoga from its sole location in Honesdale, Pennsylvania. The Company’s content can be accessed through its website or its Application (the “App”).

The Company began operations on January 22, 2015 as a result of a spin-off activity from a related organization, Himalayan International Institute of Yoga Science and Philosophy of the USA, that was known as Yoga International. There were no significant book values of assets contributed to the Company.

The Company created Yoga International Espanol, LLC (“YI Espanol”), an 82% owned subsidiary of the Company, on June 29, 2018. The primary purpose of YI Espanol is to provide yoga-related education, products, and marketing services to Spanish-speaking markets.

Principles of Consolidation

The consolidated financial statements include accounts of Yoga International, LLC and its subsidiary, Yoga International Espanol, LLC. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Liquidity and Management’s Plans

The Company has historically incurred losses from operations and as of December 31, 2020 negative working capital of approximately $1,500,000. In January 2021, the Company has received full forgiveness related to the $445,000 PPP Loan liability. For the year ended December 31, 2020, the Company improved cash flow from operations to a positive of approximately $3,000,000 and net income of $189,279. Based on these factors, the Company expects to have sufficient funding to sustain operations through April 2022. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting periods. Significant items subject to such estimates and assumptions include the streaming content asset amortization policy, valuation of acquired intangible assets, depreciation and amortization. Actual results may differ from those estimates.

Cash and Cash Equivalents

The Company considers cash equivalents to be only those investments which are highly liquid, readily convertible to cash and have an original maturity date of ninety days or less from the date of purchase.

Accounts Receivable

Accounts receivable are uncollateralized, non-interest-bearing customer obligations due under normal trade terms. Management reviews individual customer account balances and determines delinquency based on specific customers’ agreed upon terms. Management does not charge interest on delinquent balances. The Company applies collections of accounts receivable to specific invoices in accordance with customer specifications, or if unspecified, to the oldest outstanding invoices.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

Digital Content

The Company produces digital content in order to offer members unlimited viewing of yoga classes. For production, the Company capitalizes costs associated with the production, including development costs, direct costs and production overhead. These amounts are included in digital content, net on the consolidated balance sheets.

Based on factors including historical and estimated viewing patterns, the Company amortizes the digital content in cost of revenues on the consolidated statements of operations and comprehensive income (loss) over the shorter of each title's contractual window of availability or estimated period of use of approximately 5 years, beginning with the month of first availability. The amortization is on an accelerated basis, as the Company typically expects more upfront viewing. The Company reviews factors impacting the amortization of the digital content on an ongoing basis. The Company's estimates related to these factors require considerable management judgment.

The Company's business model is subscription based as opposed to a model generating revenues at a specific title level. Therefore, digital content is reviewed in aggregate for when an event or change in circumstances indicates a change in the expected usefulness of the digital content. To date, the Company has not identified any such event or changes in circumstances. If such changes are identified in the future, these aggregated digital contents will be stated at the lower of unamortized cost, net realizable value or fair value. In addition, unamortized costs for assets that have been, or are expected to be, abandoned are written off.

Comprehensive Income

Comprehensive income includes net income as well as charges to equity that are not the result of transactions with members. Comprehensive income is comprised of changes that result from foreign currency translation adjustments.

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606). This new standard replaces all previous accounting guidance on this topic and eliminates all industry-specific guidance. The new revenue recognition guidance provides a unified model to determine how revenue is recognized. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In doing so, companies need to use more judgment and make more estimates than under prior guidance. Judgments include identifying performance obligations in the contract, estimating the amount of consideration to include in the transaction price, and allocating the transaction price to each performance obligation.

Effective January 1, 2019, the Company elected to adopt the requirements of Topic 606 using the modified retrospective method which applied to all new contracts initiated on or after January 1, 2019 and for all open contracts which have remaining obligations as of that date.

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under its agreements, the Company performs the following steps (i) identify contracts with customers; (ii) identify performance obligations; (iii) determine the transaction price; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

The Company has three revenue streams consisting of: 1) subscription revenue from users purchasing monthly or annual memberships that gives them access to articles, classes, and digital workshops (recognizing this revenue stream at time of sale of monthly membership fees is not significantly different from amortizing billings of the month of access); 2) revenue from online users purchase for a one-time fee for unlimited access to digital courses; 3) revenue from in-person classes at the Company’s yoga studio. Revenues are recognized when promised goods or services are delivered to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

The Company’s revenue is generated from the following sources:

Subscription Revenue

The Company generates subscription-based revenue from the purchase of a monthly or annual membership that gives the customer access to articles, classes, and digital workshops. Revenue is recognized over time, as the performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for the service. For annual subscriptions paid up front, revenue is deferred and recognized as revenue ratably over the term of the contract. Customers make payments in advance of gaining access to the Company’s content. Cash receipts from customers who sign-up or renew their membership after the 15th of each month are recorded as deferred revenue on the consolidated balance sheets, when more than 50% of the services have been provided. At the time of customer purchase of annual or monthly subscription, the Company has the right to receive payment for the content provided. During the year ended December 31, 2020, the Company recognized approximately $10,500,000 of revenue related to subscription revenue.

One-Time Digital Purchase

The Company generates revenue from the purchase of a one-time fee for unlimited access to certain digital courses. Revenue is recognized at the time the performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for the service. The Company recognizes revenue upon completion of the one-time purchase as its performance obligation is satisfied when the customer gains access to the course content. The Company does not have contract assets or contract liabilities as the payment of the transaction price is concurrent with the fulfillment of the obligation. At the time of customer purchase, the Company has the right to receive payment for content provided. During the year ended December 31, 2020, the Company recognized approximately $4,150,000 of revenue related to one-time digital purchases.

In-Person Course

The Company generates revenue from in-person classes at the Company’s yoga studio. Revenue is recognized at the time the performance obligation is satisfied by transferring the control of the promised service to a customer in an amount that reflects the consideration that the Company expects to receive in exchange for the service. The Company recognizes revenue upon completion of the in-person course as its performance obligation is satisfied when the customer attends the course. The Company does not have contract assets or contract liabilities as the payment of the transaction price is concurrent with the fulfillment of the services. At the time of customer purchase, the Company has the right to receive payment for the course provided. During the year ended December 31, 2020, the Company recognized approximately $115,000 of revenue related to in-person course revenue.

During the year ended December 31, 2020, the Company recognized approximately $70,000 of other various revenue sources.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

Property and Equipment

Property and equipment are carried at cost less depreciation. Depreciation of property and equipment is provided using the straight-line method at the following rates:

Estimated
Description	Life (Years)
Equipment	7
Vehicle	5
Leasehold improvements**	3

** Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to operating expense as incurred.

Intangibles

The Company developed an application that is available for mobile applications as well as for streaming on devices to access its content of yoga resources. Application costs incurred for planning, designing, coding, and testing are expensed (similar to research and development). The costs incurred once the product has been tested and there is a working model are capitalized. Amortization is computed using the straight-line method over three years. Additionally, the intangibles included in the consolidated balance sheets of the Company include customer list intangible assets acquired by YI Espanol.

The Company expenses all website development costs during the planning stage, content development stage and operating stage. The Company capitalizes certain development costs during the application and infrastructure development stage and the graphics development stage.

Intangible assets that have finite useful lives are amortized over the estimated useful life of the assets. The useful life of certain intangibles may be affected by their legal life, which for certain intangibles such as trademarks, may provide for renewals upon expiration. The Company evaluates the remaining useful life of an intangible asset that is being amortized each reporting period to determine whether events or circumstances warrant a revision to the remaining period of amortization. If the estimate of the remaining life is changed, the remaining carrying amount of the intangible assets will be amortized prospectively over the revised remaining useful life.

Cost of Revenue

Cost of revenue is primarily made up of course content expenses, including instructor fees. Costs incurred for content assets are capitalized and amortized in accordance with the Company’s intangible assets policy. Instructor fees are expensed as incurred and accounted for as a cost of revenue.

General and Administrative

General and administrative expenses primarily include salaries and wages, professional fees, travel, and other office expenses. Costs are expensed as incurred.

Sales and Marketing

Costs incurred for sales and marketing consist primarily of costs incurred pertaining to advertising costs and various marketing initiatives to reach a greater audience. Sales and marketing costs are expensed as incurred. Advertising costs totaled approximately $6,605,000 for the year ended December 31, 2020.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

Research and Development

Costs incurred for research and product development consist primarily of costs incurred pertaining to app and web development and are expensed as incurred.

Income Taxes

The Company is treated as a partnership for federal and Pennsylvania income tax purposes. Consequently, federal and state income taxes are not payable, or provided for, by the Company. Members are taxed on their share of the Company's net income. The Company's net income is allocated among the members in accordance with its operating agreement. As of December 31, 2020, there are no unrecognized tax uncertainties and the Company evaluates its unrecognized tax position each reporting period.

Concentration of Credit Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in these accounts and does not believe it is exposed to any significant credit risk from cash and cash equivalents.

The Company is evaluating its past and present state and local sales tax positions. To date, the Company has not identified any specific non-compliance. However, the process is ongoing, and management has not determined if this evaluation will have a significant impact on the Company’s consolidated financial position or results of operations.

Sales Tax

The Company collects sales tax imposed by the Commonwealth of Pennsylvania on the sale of tangible personal property. The Company’s policy is to exclude the tax collected and remitted from revenue and costs and expenses.

3.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Leases

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) and subsequent amendments to the initial guidance: ASU 2017-13, ASU 2018-01, ASU 2018-10, and 2018-11 (collectively, “Topic 842”). Topic 842 requires companies to generally recognize on the balance sheet operating and financing lease liabilities and corresponding right-of-use assets. Topic 842 is effective for the Company beginning January 1, 2022, and earlier adoption is permitted. The Company is currently evaluating the impact of its impending adoption on its consolidated financial statements. The Company currently expects that its operating lease commitment will be subject to the new standard and recognized as an operating lease liability and right-of-use asset upon adoption of Topic 842, which will increase the Company’s total assets and total liabilities.

4.	DIGITAL CONTENT, NET

Digital content consists of the following as of December 31, 2020:

Produced content	$4,986,083
In production	436,001
Total cost	5,422,084
Accumulated amortization	(3,330,979)
Digital content, net	$2,091,105

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

On average, over 90% of licensed or produced digital streaming content is expected to be amortized within four years after its month of first availability. Amortization of digital contents amounted to $1,287,642 for the year ended December 31, 2020 and is included in cost of revenue on the consolidated statement of operations and comprehensive income (loss).

The future amortization of digital content is as follows:

2021	$1,137,195
2022	508,752
2023	254,376
2024	127,188
2025	63,594
$2,091,105

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following as of December 31, 2020:

Equipment	$82,452
Vehicle	18,290
Leasehold improvements	35,570
Total cost	136,312
Accumulated depreciation	(85,950)
Property and equipment, net	$50,362

Depreciation expense amounted to $18,608 for the year ended December 31, 2020 and is included in general and administrative expenses on the consolidated statement of operations and comprehensive income (loss).

6.	INTANGIBLE ASSETS, NET

Intangible assets consist of the following as of December 31, 2020:

Application development	$73,861
Customer lists	289,743
Accumulated amortization	(306,523)
Intangible assets, net	$57,081

On January 4, 2019, Yoga International Espanol, LLC entered into an Asset Purchase Agreement to acquire various intangible assets in exchange for 180,000 common units. The acquired intangible assets consist of $224,388 of digital content (Note 4) and $289,743 of various customer lists. The Company valued the acquired assets using the cost approach. The estimated useful life of acquired intangible assets ranges from 2-3 years.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

Amortization expense amounted to $125,461 for the year ended December 31, 2020 and is included in general and administrative expenses on the consolidated statement of operations and comprehensive income (loss).

7.	PROMISSORY NOTES - RELATED PARTIES

During the year ended December 31, 2020, the Company entered into various promissory note agreements with investors totaling $400,000. The repayment terms of the promissory note consist of making an interest payment on the first month after payment is received followed by installment payments of principal and interest on the first day of each quarter with various maturity dates through July 1, 2022. Interest will accrue at a rate equal to 1.5% plus the United States prime rate on April 30, 2020. Interest expense for the year ended December 31, 2020 amounted to approximately $95,000. Outstanding promissory notes - related parties amounted to $769,460 as of December 31, 2020.

Principal payments over the next two years ended December 31 are as follows:

2021	$500,121
2022	269,338
$769,459

8.	PROMISSORY NOTE

On January 4, 2019, the Company entered into a promissory note agreement with a bank in the amount of $250,000. The repayment terms of the promissory note consist of 24 monthly interest payments, beginning February 4, 2019, at a rate of 6.25% with principal and interest payments beginning on February 4, 2021. The promissory note is secured by collateral of the Company and matures on January 3, 2024. Interest expense for the year ended December 31, 2020 amounted to approximately $15,000. As of December 31, 2020, the Company has drawn amounts totaling $250,000 of the total available amount of $250,000, which remains outstanding as of December 31, 2020.

Principal payments over the next four years ended December 31 are as follows:

2021	$71,492
2022	82,794
2023	88,120
2024	7,594
$250,000

9.	PPP LOAN LIABILITY

On April 20, 2020, the Company received loan proceeds in the amount of $445,000 under the Paycheck Protection Program (“PPP”). The PPP, established as part of the CARES Act, provides for loans to qualifying businesses for amounts up to 2.5 times of the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable after eight or twenty-four weeks as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent and utilities, and maintains its payroll levels. The amount of loan forgiveness will be reduced if the borrower terminates employees or reduces salaries during the eight-week period.

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

The unforgiven portion of the PPP loan is payable over two years at an interest rate of 1% per annum, with a deferral of payments for the first six months. The maturity date of the PPP loan is April 20, 2022 and payment will commence should the loan not be forgiven. The Company has used the proceeds for purposes consistent with the PPP. While the Company currently believes that its use of the loan proceeds will meet the conditions for forgiveness of the loan in whole, there can be no assurance that it will not take actions that could cause the Company to be ineligible for forgiveness of the loan, in whole or in part. The Company is currently in the process of applying for forgiveness of this loan. As of December 31, 2020, no amount of the PPP loan had been forgiven. In January 2021, the Company has received forgiveness from its lender and will record the forgiveness of the loan as a gain on extinguishment within that period.

10.	MEMBERS’ EQUITY

Limitation of Liability

Member’s liability is limited to the member’s capital account.

Membership Units

The Company’s ownership interest is divided into units. The Company’s Board of Directors is authorized to issue up to 1,050,001 units for operating percentage interests. In addition, the Company is authorized to issue profits interest units (Note 11).

Since its inception, the Company has issued 1,050,001 units for operating percentage interest purposes. The Company granted 99,000 profits interest units prior to 2019 (Note 11).

During the year ended December 31, 2020, the Company did not grant any units to members.

Allocation of Profits and Losses

Profits and losses are allocated to each member in proportion to their operating percentage interest. If the operating percentage interest changes during the year, profits and losses shall be allocated on a monthly basis among the members in accordance with their operating percentage interest as of the first day of each month. Profits and losses are only allocated to members based on their capital ownership. The profits interest members do not share in the profits and losses of the Company (Note 11).

Additional Capital Contributions and Distributions

Besides the initial capital contributions by each member, there were no additional capital contributions by any of the existing members during the year ended December 31, 2020.

11.	PROFITS INTEREST UNITS

The Company issued profits interest units on August 14, 2017, which included one of its original members and three new members. The profits interest units do not have any voting rights and are not a capital interest, and therefore, do not share in the profits and losses of the Company. The profits interest units were issued as a dilution of Member A’s ownership percentage (Note 10).

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

The holders of profits interest units only receive distributions related to their units if there is a capital transaction. A capital transaction, as defined by the Company’s operating agreement, is as follows: (a) sale, exchange or other disposition of all or substantially all (as determined by the Board of Directors in its sole discretion, to constitute substantially all) of the Company’s assets and (b) if and to the extent determined by the Board of Directors, in its sole discretion, to constitute a capital transaction, the (i) sale, exchange or other disposition of a substantial portion (but less than all or substantially all) of the Company’s assets, (ii) issuance by the Company of any securities (including additional units) and (iii) any financing or refinancing by the Company.

If there is a capital transaction, then distributions with respect to vested profits interest units are outlined by the Company’s operating agreement in a specific ordering. There were no such capital transactions in 2020.

The profits interest by member is summarized as follows at December 31, 2020:

Total Profit
Member	Interest Units

A	33,000
D	27,500
E	19,250
F	19,250
99,000

The Company performed a valuation during 2017 to determine the fair value of the profits interest units. It was determined the fair value per unit was $.20 or $19,800 in aggregate, which considers both the time and performance vesting components will be achieved by the vesting date. These awards have fully vested as of December 31, 2019 and therefor there was no compensation expense was recorded during 2020.

12.	COMMITMENTS AND CONTINGENCIES

Leases

The Company rents its office space from a related organization, Himalayan International Institute of Yoga Science and Philosophy of the USA (“Himalayan”). The lease term is from February 2016 through January 2019 with an automatic renewal option for an additional two years through January 2021. Monthly rent payments are $2,575 per month through January 2021. In April 2020, the Company entered into a second lease agreement for $950 per month through April 1, 2022.

The future minimum lease payments relating to these commitments are approximately as follows:

2021	$13,975
2022	3,800
$17,775

Rent expense for the year ended December 31, 2020 was approximately $35,000 and is included in general and administrative expense on the consolidated statements of operations and comprehensive income (loss).

Yoga International, LLC and Subsidiary

Notes to Consolidated Financial Statements

December 31, 2020

Risk and Uncertainties – COVID-19

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, the specific impact is not readily determinable as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Risk and Uncertainties – Foreign Operations

The Company has foreign operations in Mexico relating to its Yoga International Espanol, LLC subsidiary as well as its corresponding IP and intangible assets. The Company’s operations are subject to various political, economic, and other risks and uncertainties inherent in the countries in which the Company operates.

13.	RELATED PARTY TRANSACTIONS

The Company’s majority member is Sage Holdings, Inc., which is a C corporation for federal and state income tax purposes consisting of 75% capital ownership units. Sage Holdings is owned 100% by Himalayan International Institute of Yoga Science and Philosophy of the USA, which is a not-for-profit corporation as described in Section 501(c)(3) of the Internal Revenue Code (the “Code”) and is exempt from federal income taxes on its exempt income under Section 170(b)(1)(A)(i) of the Code.

During the year ended December 31, 2020 the Company entered into various promissory notes with Members of the Company totaling $400,000 (Note 7).

14.	SUBSEQUENT EVENTS

The Company has evaluated all known subsequent events through March 30, 2021, the date these consolidated financial statements were available to be issued, and has determined that, no events have occurred requiring recognition or disclosure in these consolidated financial statements.